Exhibit 10.33

AMENDMENT
of
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT Of EMPLOYMENT AGREEMENT, dated as of this 9th day of November, 2010 (this “Amendment”), by and between LIFETIME BRANDS, INC., a Delaware corporation (the "Employer"), and RONALD SHIFTAN (the "Executive").

W I T N E S S E T H:

WHEREAS, Employer and Executive entered into an Amended and Restated Employment Agreement dated as of August 10, 2009 (the “Amended and Restated Employment Agreement”); and

WHEREAS, Employer and Executive desire to amend the Amended and Restated Employment Agreement, upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.	Amendment. The second sentence of the first paragraph of clause (ii) of Section 3(b) of the Amended and Restated Employment Agreement is hereby amended to read as follows:

Similarly, the threshold Adjusted IBIT for such year will be 50% of the target Adjusted IBIT for such year which, if achieved, would entitle the Executive to receive 50% of the target bonus for such year consistent with the Adjusted IBIT Performance Bonus Table for such year.

2.
No Other Modification or Amendment.  Except as specifically provided herein, the Amended and Restated Employment Agreement is not modified or amended in any respect and remains in full force and effect.

3.
Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York (determined without regard to the choice of law provisions thereof), and the parties consent to jurisdiction in the United States District Court for the Southern District of New York.

4.
Counterparts.  This Amendment may be executed by the parties hereto in counterparts, each of which shall be deemed an original, but both such counterparts shall together constitute one and the same document.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day and year first written above.

LIFETIME BRANDS, INC.
By: /s/ Jeffrey Siegel
Name: Jeffrey Siegel
Title: CEO and President
EXECUTIVE
/s/ Ronald Shiftan
Ronald Shiftan